UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

NEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036 (Address of principal executive offices, including zip code) (212) 416-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Class A Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market
Class B Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of 3.875% Senior Notes due 2029

On April 15, 2021, News Corporation (the “Company”) issued $1,000,000,000 aggregate principal amount of 3.875% senior notes (the “Notes”) in a private placement transaction (the “Notes Offering”). The Notes were sold to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons under Regulation S of the Securities Act. As previously announced, the Company is using the net proceeds from the offering for general corporate purposes, which may include acquisitions and working capital.

Indenture for 3.875% Senior Notes due 2029

The Notes were issued pursuant to an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on May 15, 2029. Interest is payable in cash semi-annually on May 15 and November 15 of each year, beginning on November 15, 2021.

The Company may redeem some or all of the Notes at any time prior to May 15, 2024 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest.

In addition, at any time prior to May 15, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of one or more equity offerings at a redemption price equal to 103.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date.

On or after May 15, 2024, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date.

The Indenture contains covenants that, among other things and subject to certain exceptions, (i) limit the Company’s ability and the ability of its subsidiaries to incur any liens securing indebtedness for borrowed money and (ii) limit the Company’s ability to consolidate or merge with or into another person or sell or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole). In the event of a change of control triggering event, the Company is required to make an offer to purchase the Notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture also contains customary events of default, including, but not limited to, (1) failure to make required payments, (2) failure to comply with certain covenants, (3) failure to pay certain other indebtedness, (4) failure to pay certain judgments and (5) certain events of bankruptcy and insolvency. An event of default under the Indenture allows either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding, as applicable, to accelerate the amounts due under the Notes, or in the case of a bankruptcy or insolvency, will automatically cause the acceleration of the amounts due under the Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture. The foregoing description of the Notes is qualified in its entirety by reference to the terms of the Notes, the form of which is included as part of the Indenture attached hereto as Exhibit 4.1 and incorporated by reference herein

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated April 15, 2021, between the Company and U.S. Bank National Association, as trustee.

4.2	Form of 3.875% Senior Notes due 2029 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION

(REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: April 15, 2021